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                                                                   EXHIBIT 10.24

                               SECURITY AGREEMENT
                               (DEPOSIT ACCOUNTS)

                  1. Grant of Security Interest. As security for any and all Indebtedness (as defined below) of the undersigned, Vans, Inc. ("Pledgor"), Pledgor hereby irrevocably and unconditionally grants a security interest in and assigns and transfers the Deposit Accounts (as defined below) to Bank of America, N.A. ("Secured Party").

                  2. Indebtedness. "Indebtedness" means all debts, obligations or liabilities now or hereafter existing, absolute or contingent of Pledgor to Secured Party, whether voluntary or involuntary, whether due or not due, arising under that certain Business Loan Agreement of even date herewith between Pledgor and Secured Party, as amended from time to time ("Loan Agreement").

                  3. Deposit Accounts. For purposes of this Agreement, "Deposit Accounts" means the following deposit account(s) opened by Pledgor with Secured Party, any renewals or rollovers thereof, any proceeds thereof, and any general intangibles and choses in action arising therefrom or related thereto:

Deposit Account           Current Principal
    Number                      Amount
---------------           -----------------
14580-01296                   $12,500,000

                  4. No Other Security Interests. Pledgor hereby represents and warrants to Secured Party that it owns each of the Deposit Accounts free and clear of any and all liens, encumbrances, or interests of any third parties other than the security interest of Secured Party.

                  5. Withdrawals; Renewals; Rollovers. Subject to Section 1.3 of the Loan Agreement, Pledgor shall not withdraw funds from the Deposit Accounts without Secured Party's prior written consent. Pledgor agrees that, except as provided in Section 1.3 of the Loan Agreement, upon maturity of any Deposit Account with a maturity date, such Deposit Account shall be renewed at Secured Party's then prevailing rate of interest for successive thirty (30) day periods (or such other time period as may be agreed by Secured Party and Pledgor).

                  6. Certificates. Upon Secured Party's request, Pledgor shall deliver any certificate evidencing any of the Deposit Accounts to Secured Party, duly endorsed over to Secured Party, as necessary.

                  7. Interest Payments. Notwithstanding Secured Party's security interest in the proceeds of the Deposit Accounts, Secured Party will continue to pay to Pledgor interest accruing thereunder until the occurrence of an Event of Default under this Agreement.

                  8. Costs. All advances, charges, costs and expenses, including reasonable attorneys' fees, incurred or paid by Secured Party in exercising any right, power or remedy conferred by this Agreement or in the enforcement thereof, shall become a part of the Indebtedness secured hereunder and shall be paid to Secured Party by Debtors immediately and without demand, with interest thereon at an annual rate equal to the highest rate of interest of any Indebtedness secured by this Agreement. Such costs and attorneys' fees shall include, without limitation, the allocated cost of in-house counsel.

                  9. Events of Default. Any Event of Default under the Loan Agreement shall be an Event of Default under this Agreement.

                  10. Remedies. Upon the happening of any Event of Default, Secured Party may then exercise as to such collateral all the rights, powers and

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remedies of an owner and all rights, powers and remedies of a secured party under the California Uniform Commercial Code and other laws. Secured Party may exercise any rights of setoff, without notice, against any funds in any Deposit Account.

                  11. Transfer of Collateral. Upon the transfer of all or any part of the Indebtedness, Secured Party may transfer all or any part of the collateral and shall be fully discharged thereafter from all liability and responsibility with respect to such collateral so transferred, and the transferee shall be vested with all the rights and powers of Secured Party hereunder with respect to such collateral so transferred; but with respect to any collateral not so transferred Secured Party shall retain all rights and powers hereby given.

                  12. Continuing Agreement. This is a continuing Agreement and all the rights, powers and remedies hereunder shall apply to all past, present and future Indebtedness of Pledgor, including that arising under successive transactions which shall either continue the Indebtedness, increase or decrease it, or from time to time create new Indebtedness after all or any prior Indebtedness has been satisfied, and notwithstanding the bankruptcy of Pledgor, or any other event or proceeding affecting Pledgor.

                  13. Continuing Powers. Until all Indebtedness shall have been paid in full all rights, powers and remedies granted to Secured Party hereunder shall continue to exist and may be exercised by Secured Party at the time specified hereunder irrespective of the fact that the Indebtedness or any part thereof may have become barred by any statute of limitations, or that the personal liability of any Debtor may have ceased.

                  14. Other Rights. The rights, powers and remedies given to Secured Party by this Agreement shall be in addition to all rights, powers and remedies given to Secured Party by virtue of any statute or rule of law. Any forbearance or failure or delay by Secured Party in exercising any right, power or remedy hereunder shall not be deemed to be a waiver of such right, power or remedy, and any single or partial exercise of any right, power or remedy hereunder shall not preclude the further exercise thereof; and every right, power and remedy of Secured Party shall continue in full force and effect until such right, power or remedy is specifically waived by an instrument in writing executed by Secured Party.

                  15.  Arbitration and Waiver of Jury Trial.

                  (a) This paragraph concerns the resolution of any controversies or claims between the parties, whether arising in contract, tort or by statute, including but not limited to controversies or claims that arise out of or relate to: (i) this agreement (including any renewals, extensions or modifications); or
         (ii) any document related to this agreement (collectively a "Claim"). For the purposes of this arbitration provision only, the term "parties" shall include any parent corporation, subsidiary or affiliate of the Bank involved in the servicing, management or administration of any obligation described or evidenced by this agreement.

                  (b) At the request of any party to this agreement, any Claim shall be resolved by binding arbitration in accordance with the Federal Arbitration Act (Title 9, U. S. Code) (the "Act"). The Act will apply even though this agreement provides that it is governed by the law of a specified state.

                  (c) Arbitration proceedings will be determined in accordance with the Act, the applicable rules and procedures for the arbitration of disputes of JAMS or any successor thereof ("JAMS"), and the terms of this paragraph. In the event of any inconsistency, the terms of this paragraph shall control.

                  (d) The arbitration shall be administered by JAMS and conducted, unless otherwise required by law, in Los Angeles, California. All Claims shall be determined by one arbitrator; however, if Claims exceed $5,000,000, upon the request of any party, the Claims shall be decided by three arbitrators. All arbitration hearings shall commence within 90 days of the demand for arbitration and close within 90 days of commencement and the award of the arbitrator(s) shall be issued within 30 days of the close of the hearing. However, the arbitrator(s), upon a showing of good cause, may extend the commencement of the hearing for up to an

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         additional 60 days. The arbitrator(s) shall provide a concise written statement of reasons for the award. The arbitration award may be submitted to any court having jurisdiction to be confirmed and enforced.

                  (e) The arbitrator(s) will have the authority to decide whether any Claim is barred by the statute of limitations and, if so, to dismiss the arbitration on that basis. For purposes of the application of the statute of limitations, the service on JAMS under applicable JAMS rules of a notice of Claim is the equivalent of the filing of a lawsuit. Any dispute concerning this arbitration provision or whether a Claim is arbitrable shall be determined by the arbitrator(s). The arbitrator(s) shall have the power to award legal fees pursuant to the terms of this agreement.

                  (f) This paragraph does not limit the right of any party to:
         (i) exercise self-help remedies, such as but not limited to, setoff;
         (ii) initiate judicial or non-judicial foreclosure against any real or personal property collateral; (iii) exercise any judicial or power of sale rights, or (iv) act in a court of law to obtain an interim remedy, such as but not limited to, injunctive relief, writ of possession or appointment of a receiver, or additional or supplementary remedies.

                  (g) The filing of a court action is not intended to constitute a waiver of the right of any party, including the suing party, thereafter to require submittal of the Claim to arbitration.

                  (h) By agreeing to binding arbitration, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of any Claim. Furthermore, without intending in any way to limit this agreement to arbitrate, to the extent any Claim is not arbitrated, the parties irrevocably and voluntarily waive any right they may have to a trial by jury in respect of such Claim. This provision is a material inducement for the parties entering into this agreement.

                  16. Pledgors' Residence. Each Pledgor represents and warrants that Pledgor resides in, or, if Pledgor is not an individual, has its chief executive office in the state specified on the signature page hereof. Each Pledgor agrees to give Secured Party at least thirty (30) days notice before changing its state of residence or chief executive office.

                  17. Singular and Plural. All words used herein in the plural shall be deemed to have been used in the singular where the context and construction so require, and the obligations and undertakings hereunder are joint and several.

                  18. Termination. This Agreement shall remain in full force and effect until terminated by Secured Party.

                  19. California Law. This Agreement shall be governed by the laws of the state of California.

                  [Remainder of page intentionally left blank]

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This Security Agreement is executed as of the 12th day of May, 2003.

Bank of America, N.A.

                                Vans, Inc.

By /s/ Cynthia K. Goodfellow    By /s/ Craig E. Gosselin
   --------------------------      --------------------------------
Name:  Cynthia K. Goodfellow
Title: Vice President           Title Senior Vice President and General Counsel

                                By _______________________________

                                Title ____________________________

Address:                        Address:
675 Anton Boulevard, 2nd Floor  15700 Shoemaker Avenue
Costa Mesa, CA 92626            Santa Fe Springs, CA 90670

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TAXPAYER INFORMATION
(OWNER'S CERTIFICATION)                  Under penalties of perjury, I
                                                 certify that the taxpayer
My Taxpayer Identification                       information provided is true,
Number (TIN) to be used for                      correct and complete.
tax reporting purposes is
_____________________________            _______________________________
                                                 OWNER'S SIGNATURE
                                                 (Holder of TIN to be used for
                                                 tax reporting purposes)
(Check if applicable):

/_/ Exempt Foreign Persons,                      Mailing Address:
    Individuals. I am
    neither a citizen nor a                      _______________________________
    resident of, nor am I
    doing business in the                _______________________________
    United States, and I
    have not, and do not
    plan to be, present
    in the United States
    for 183 or more days
    during the calendar
    year.*

/_/ Exempt Foreign Persons,
    Non-Individuals. The
    Owner is not a U.S.
    corporation, partnership,
    estate or trust and the
    collateral is not effec-
    tively connected (related)
    to any U.S. trade or
    business the Owner is
    currently engaged in or
    plans to engage in during
    the year.*

/_/ I am subject to backup
    withholding under the
    provisions of Internal
    Revenue Service Code
    3406(a)(1)(C) as notified
    by the Internal Revenue
    Service.

         * Exempt Foreign Person status is valid for three years. Prior to the third year you will be required to recertify your status as an Exempt Foreign Person.

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